Exhibit 99.2

Operator

Good morning, ladies and gentlemen. Welcome to the Transfix, Inc. (“Transfix”) and G Squared Ascend I Inc. (“G Squared Ascend I”) conference call. We appreciate everyone joining us today. The information we will discuss is qualified in its entirety by the information contained in the Form 8-K, including the exhibits thereto, that is being filed today by G Squared Ascend I with the SEC, which may be accessed on the SEC’s website at www.sec.gov. In conjunction with today’s discussion, we will be referring to an investor presentation, a copy of which is being filed as an exhibit to the aforementioned Form 8-K.

Joining us today are G Squared Ascend I’s Chairman, Larry Aschebrook, G Squared Ascend I’s CEO, Ward Davis, Transfix’s Co-Founder and Chairman, Drew McElroy, Transfix’s CEO, Lily Shen and Transfix’s CFO, Christian Lee.

You are encouraged to follow along and carefully review the disclaimers included therein. Before we begin, I would like to note that this call may contain forward-looking statements, including G Squared Ascend I Inc.’s and Transfix’s expectations of future financial and business performance and conditions, the industry outlook and the timing and completion of the transaction.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions, and they are not guarantees of performance. You are encouraged to read the Form 8-K, the accompanying press release and investor presentation, as well as other filings with the SEC for a discussion of the risks that can affect the business combination and the business of Transfix after completion of the proposed transaction.

Hosting today’s call is Larry Aschebrook, Chairman of the Board of G Squared Ascend I Inc. With that I will turn the call over to Larry.

Larry Aschebrook: Chairman of the Board of G Squared Ascend I Inc.

Thank you. I'm excited and humbled to be here with Drew, Lily, and Christian, who will later share more information on their outstanding business. Before we turn it over to the Transfix team, let me provide an overview of G Squared Equity Management LP (“G Squared”), G Squared Ascend I and our long lasting partnership and investment with Transfix.

Following my comments, Ward Davis, G Squared Ascend I’s CEO, will provide an overview of our transaction.

G Squared has spent the last decade investing into the world’s leading, fastest growing and most dynamic technology companies across six tech-centric megatrends including Marketplaces, SaaS, Fintech/Insurtech, New Age Media, Sustainability and Mobility 2.0 which encompasses our firm’s far-reaching investment and research in the freight tech sector. Investors in our funds have enjoyed consistent top-quartile returns. Importantly, our investors also participate in our SPAC business, with all of the sponsor at risk capital held in our private funds; thus fully aligning interests between G Squared and our SPAC business.

Over the last several years, G Squared’s private funds have extensively researched the investment opportunities across the freight tech sector. We saw a significant opportunity for a fast-growing, tech-driven businesses to take share from legacy incumbents. Among all those companies researched, Transfix was a business that stood out; a tier one marketplace business with proprietary technology, strong execution, and importantly, a management team that consistently executes in-line or outperforms expectations. These important investment attributes were on full display in 2020 as Transfix out-performed expectations during the pandemic. Meeting Drew and the team, several years ago now, it was clear to us then, and it remains clear to us now that Transfix is disrupting the movement of freight.

Our conviction in this business is further demonstrated by our committing 50% of our sponsor economics to a staggered earn-out based on share price performance, a minimum of a one-year lock-up on our vested portion and our leading of a $110 million Forward Purchase Agreement that serves to backstop this transaction; $60 million of which is committed to Transfix regardless of any redemptions

With that I will turn it over to Ward.

Ward Davis: CEO and Director G Squared Ascend I, Inc

Thank you, Larry. When we launched G Squared Ascend I we set out to identify a tier one, growth stage business that met our key acquisition criteria. I can confidently say that Transfix meets all of our criteria.

●	Transfix has delivered outstanding, industry-leading growth within the freight tech sector, while also demonstrating intense discipline to produce improving rates of profitability. A trait that makes them truly unique compared to key freight-tech competitors.

●	Transfix operates in a large TAM - estimated to be over $1 trillion. The market is highly fragmented with numerous human touchpoints, and is ripe for technological disruption, which Transfix’s AI and Machine Learning driven solutions provide.

●	Importantly, the company’s consistently strong financial performance, outstanding shipper spend retention, growing list of tier one enterprise accounts, and ever-increasing attachment rates of new freight-related services and SaaS products fuel our conviction in this business combination.

Let me provide more details on this transaction. This deal is valued at an enterprise value of $1.1 billion, which values Transfix at 2.4 times and 1.6 times 2022 and 2023 estimated revenue, respectively. We believe this valuation is attractive relative to recent private market transactions in freight tech, and to legacy peers, when adjusting for growth.

Transfix shareholders are rolling 100% of their equity ownership. Assuming no redemptions, existing Transfix shareholders will hold approximately 69% of the proforma equity while G Squared Ascend I shareholders will hold 24%.

Now I would like to turn our presentation over to Transfix co-founder and chairman, Drew McElroy.

Drew McElroy: Co-Founder and Chairman of Transfix

Thank you, Larry. Thank you, Ward. Thank you everyone for listening. At Transfix our vision is to build the world's most connected and intelligent digital freight platform.

The two defining characteristics of trucking in the United States are that it is incredibly enormous, and incredibly wasteful. Trucking frustrates everyone who touches it, from the shipper who procures the services to the carrier and the driver who deliver the services. There are structural reasons for this. The vast majority of shippers who are doing the procurement of the trucking services are very large businesses. By and large, they are set up to procure services from other very large businesses. Conversely, trucking companies, for the most part, are very small. There are 3.9 million trucks in the United States and approximately 1 million trucking companies. You have an incredibly fragmented, incredible long tail of businesses. The result is lost time, lost money and needless emissions pumped into the air. That’s a staggering opportunity for innovation.

For these reasons, freight brokers have historically acted as an intermediary between shippers and carriers. Due to their lack of transparency or technology, or both, brokers would match one load with one truck. Generally, via the phone, generally with a lot of paperwork, and generally in a way that ensured only they knew what was happening. As a result, shippers very rarely knew where their goods were. Things would be late, and no one would know until hours later, at which time, obviously everyone is very angry. Truck drivers are also paid on a loaded mile basis. If they are sitting and waiting, driving empty or otherwise being lied to, they are losing money every minute they sit there.

Another way to talk about the inefficiency in the industry is the percentage of miles that are driven empty. It is estimated that between 10% and 30% of truck miles are empty. This is billions of miles every year. In addition, there's such little information, transparency, and trust in the industry that approximately 25% of shipment requests that are already accepted are later rejected, even by drivers who have signed up for a specific load. The reality is, the network is a mess, and it is only getting worse.

Fortunately, Transfix is working to solve these issues. At its core Transfix aims to create value in many ways. Unlike a traditional broker that matches one shipment at a time, with no centralized planning or strategy, Transfix uses machine learning and artificial intelligence to dynamically match many shipments with many loads. The intent is to generate efficient matches, helping minimize empty miles and lost time, and aid in improving the efficacy of our customers’ networks.

With our industry leading technology, we’ve built capabilities that help automate every step in the process, from booking to billing. Our platform is able to pull in vast amounts of data that historical analog freight brokers may not have access to and cannot calculate dynamically. Everything from market conditions to weather conditions, to historical price curves, and current conditions on the ground, allow us to capture and utilize hundreds of data points per load, on every load that we price each year and therefore feed our machine learning and data model. This data is intended to drive efficient matching as well as the efficacy of the overall freight network.

To summarize, our platform combines world-class logistics with data and automation to revolutionize the movement of freight. My dad started a freight brokerage in 1987 when I was five. I grew up around this business and listened to it every day. I saw the palpable frustration. The reason we started this was because I went to my family's logistics company and kept saying, "This is stupid. There has to be a better way to make this work." I left, and we started Transfix. We are incredibly excited about the opportunity, the value that we have created, and the momentum that we have.

Now I’m going to turn it over to Lily Shen, our CEO, to speak more about the current progress and where we are going.

Lily Shen: President and CEO of Transfix

Thank you, Drew.

The freight industry is truly ready for the next generation of digital transformation. The importance of technology innovation to create a more efficient and resilient supply chain is key in the world today, especially as e-commerce grows. Transfix represents the new way in which shippers, carriers and drivers - together - will drive a superior network and experience.

I joined Drew and Jonathan almost four years ago to help them turn the vision that you have heard about into a reality. Our team and venture investors have helped build some of the most iconic technology companies, including eBay, Etsy, Salesforce, Workday, and others, and possess an unwavering belief that Transfix will fix freight next.

We have focused on building a business that brings together the best of the industry and software innovation with focus on rich proprietary data, AI, machine learning, resource process automation, and now cloud-based SaaS products.

Our business has incredible momentum. From 2016 to 2020, the business has grown at an annual CAGR of 81% to $184 million, while also more than doubling our gross profit in 2020. Our focus on driving sustainable growth and increasing margins has set us apart.

We work with some of the most sophisticated shippers. Last year, we drove an 88% increase in strategic accounts onto the platform and will look for ways to continue to grow these relationships. In 2020 alone, despite a very tough environment, our customers continued to grow with Transfix, reflected in Shipper Spend Retention of a 139%.

Furthermore, we have a high repeat carrier rate of 93%, that demonstrates the value and satisfaction we provide our carriers. This is a competitive advantage that supports predictability of supply, even with market or capacity swings. A strong and stable supply base is key to our customers’ success. And we have demonstrated value to carriers in helping to build their businesses, powered by our innovation and continued improvements in automation.

We are excited about our future which is driven by five key pillars:

●	First, a top team led by experienced, entrepreneurial executives, people with proven success building companies, people with an unwavering commitment to improve the experience for shippers and carriers, and the broader ecosystem

●	Second, we are customer centered. We have partnered with and continue to build strong relationships with strategic shippers.

●	Third, we have deep relationships with our carriers who seek to work with Transfix to run and grow their businesses. These businesses are the backbone of America, and we are here to help them thrive, expand and drive balanced lives.

●	Fourth, we have world class technology. With our focus on AI, machine learning, resource process automation, and now cloud-based SaaS products, our technology has been built to drive efficiencies in an otherwise manual industry. And we've done so with an emphasis on building an end-to-end system that makes moving freight simpler, smarter and more sustainable.

●	Lastly, with our core technology platform and growing base of customers and carriers, we believe we have an advantage and an ability to launch new offerings and serve even more of our customers’ needs.

I've spent over two decades building and scaling trusted marketplaces across a variety of verticals and sectors around the globe. And here at Transfix, I am proud of the team we’ve attracted, the passion they bring every day, and the impact they are having on the industry at large. Our management team has a unique blend of deep transportation industry experience, world-class technology experience and operating experience. Our executives have led organizations at various stages of growth from startups to large Fortune 500 companies.

Transfix’s strategic customers accounted for 89% of our 2020 revenue. Business with these key customers continues to grow as a result of our technology, unique service and relentless focus on execution. Execution whether moving essential goods urgently to replenish empty retail shelves, or helping high-growth companies fulfill demand, we are able to orchestrate rapid logistics responses to capture unforeseen demands.

One important benefit of servicing these strategic customers is that many of them are moving goods between each other. Our platform has positioned us to help unlock network efficiencies for our customers. How do we do it? We do it by overlaying our shippers’ networks, as well as our carriers’ networks and preferences onto each other to identify and anticipate opportunities for our shippers and carriers. And we're able to do this at scale with our data platform, which we believe to be a massive opportunity to improve how the movement of goods is orchestrated.

Another unique aspect of our business model is our strong customer spend retention. Our ability to provide visibility, data and insights to our customers, while launching new offerings, has made Transfix an indispensable partner. These strategic customers also have a variety of needs across their supply chain; Transfix began by offering Full Truckload in the spot market, but we have since grown with our customers to offer a full suite of services including Contracted Freight, Drop Trailer, and Backhaul. This range of services allows us to create deep, strategic relationships with our customers and diversify our revenue streams.

As a result, each of our customer cohorts has at least doubled their spend with us over time, and we see them continuing to compound. We believe this is a result of the relationships we've built and the value we provide. In the same ways in which we drive relevancy in our shippers’ networks, we drive relevancy to carriers. This is not about just one-off load matching via a mobile app. We aim to provide a business solution to our carriers and a more predictable revenue stream, which enables them to grow their businesses, streamline operations, and keep their trucks moving.

We understand the importance of visibility and analytics for shippers to best manage their entire networks or, in a carriers' case, better manage their fleet. This has led us to build and offer intelligent SaaS products, easy-to-use workflow tools with a simple, modern interface while powerfully leveraging our algorithms, data, and automation technology in a way that's tightly integrated with the execution of freight for both sides.

For shippers, we recently launched Transfix TMS, a transportation management system that is directly tied to our marketplace. We gain valuable data that we can provide to the customer in the form of insights. In addition, it will unlock more transactions to our core marketplace, and as we scale and penetrate more TMS customers, it will give them the ability to make better decisions and leverage our cloud platform to move freight. With the goal of increasing our share of customer transactions, we are actively working with our customers, we are building a pipeline and developing new features to rapidly expand our feature set and drive distribution of our software offering for the coming years.

For carriers, we launched Transfix FMS, an operating system for trucking companies. This solution is intended to give small trucking companies a new and better operating system, replacing Excel spreadsheets, laminated maps and landline telephones. We aim to utilize data to help them improve their operations and grow their businesses. We have begun providing this to our carrier partners as a way to drive stickiness in the marketplace.

Bottom line, we believe there is a blue sky opportunity to grow each of our offerings and also introduce new ones to drive margin and grow the business. Let me end by sharing that we are here to drive trust and productivity gains for the whole industry. As we succeed with our partners, we firmly believe in the positive impact we'll have on shippers, carriers, drivers, the environment, as well as our employees and shareholders. We're just so excited about the opportunity ahead and to fulfill the promise of delivering on the most intelligent and connected freight platform.

I'll now turn it over to Christian to provide some perspective on our financials and long-term opportunities.

Christian Lee: CFO of Transfix

Thanks, Lily. We have a firm foundation for sustainable, profitable growth into the future. We have demonstrated our ability to grow both revenue and margin throughout a variety of market environments, including tight markets like 2018, as well as challenging markets like 2020. Our addressable market is massive, and we believe we are well positioned to grow 50-plus percent annually well into the future given the robust demand we see, deepening relationships with new and existing shippers, and a range of product offerings that leverage our core technology platform and industry expertise.

I want to quickly highlight the impressive results of 2020 given the constantly changing environment during the pandemic. Early in the year, the team made the tough decision to reduce overall headcount and investment as trucks and shipments stopped moving in the height of the pandemic. However, when demand started coming back, the previous investments Transfix had made in automation and systems combined with deep in-house industry expertise meant we were able to pivot quickly to take share and grow revenue. As a result, despite an incredibly challenging environment in 2020, we still managed to grow annual revenue over 40% while also growing gross margin more than a 100%, and we see that momentum continuing into 2021, where we expect to grow revenue more than 50% year over year, along with continued margin improvement.

As we look out into 2022 and beyond, given the robust demand we see in the market, our deepening relationships with shippers and carriers, and the capital that this transaction will provide, we see numerous areas for investment that we believe will allow us to accelerate growth into 2022 and sustain it from there. These investments include continuing to build out our product offerings in the core business, including further investments in our existing higher margin products, like Drop and Backhaul, and extending our platform into Less-than-Truckload, Managed Transportation, and other services over time. In addition, we plan to continue to invest in our SaaS products, including both product and sales and marketing, given the significant market potential and initial positive reception we’ve seen. We expect these investments in product extensions to result in meaningful revenue growth and, as highlighted in our materials, to operate at generally higher gross margins than our Full Truckload business. As a result, we expect to grow gross margin meaningfully faster than revenue over the projection period

Overall, we expect that through increased scale, ongoing investments and enhancements of our data and automation platform, and continued growth of existing and new products, we can grow gross margin from 5.5% in 2020 to over 20% by 2025. We expect over two thirds of this expansion will come from our core marketplace and services businesses including, but not limited to, Full Truckload, Less than Truckload, Drop Trailer, Backhaul, and Managed Transportation, with the remainder coming from our SaaS products

When we look at our operating expenses our automation platform, centralized operating model and disciplined approach to costs generally, we expect operating costs to continue to come down as a percentage of revenue and we additionally expect revenue and gross margin will grow meaningfully faster than operating expenses in the coming years, resulting in being EBITDA positive at the end of 2023 and driving meaningful EBITDA generation in 2024 and beyond.

Taking all of this together, we are incredibly excited about the opportunity ahead of us. The teams at Transfix and G Squared Ascend thank you for your time and interest in this exciting business combination and we look forward to sharing our progress with you as we move ahead.

Disclaimers

Important Information and Where to Find It

In connection with the proposed business combination involving G Squared Ascend I and Transfix, Transfix Holdings, Inc. (“Transfix Holdings”) will file a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). The Registration Statement will include a proxy statement of G Squared Ascend I and a prospectus of Transfix Holdings. Additionally, G Squared Ascend I and Transfix Holdings will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC's website at www.sec.gov. Security holders of G Squared Ascend I are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination and related matters. The information contained on, or that may be accessed through, the websites referenced in this presentation is not incorporated by reference into, and is not a part of, this presentation.

Participants in the Solicitation

G Squared Ascend I and its directors and officers may be deemed participants in the solicitation of proxies of G Squared Ascend I’s stockholders in connection with the proposed business combination. Transfix and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of G Squared Ascend I’s executive officers and directors in the solicitation by reading G Squared Ascend I’s final prospectus for its initial public offering filed with the SEC on February 8, 2021, and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of G Squared Ascend I’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the proxy statement/prospectus relating to the business combination when it becomes available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities in respect of the proposed business combination and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

The information in this presentation may contain statements that are not historical facts but are “forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the meaning of “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this presentation, regarding G Squared Ascend I’s proposed business combination with Transfix, G Squared Ascend I’s ability to consummate the transaction, the benefits of the transaction and the combined company's future financial performance, as well as the combined company's strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, G Squared Ascend I and Transfix disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. G Squared Ascend I and Transfix caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either G Squared Ascend I or Transfix. In addition, G Squared Ascend I and Transfix caution you that the forward-looking statements contained in this presentation are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against G Squared Ascend I or Transfix following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of G Squared Ascend I, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts G Squared Ascend I’s or Transfix’s current plans and operations as a result of the announcement of the transactions; (v) Transfix’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Transfix to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; (viii) rollout of Transfix’s business and the timing of expected business milestones, (ix) the effects of competition on Transfix’s business, (x) supply shortages in the materials necessary for the production of Transfix’s products, (xi) risks related to original equipment manufacturers and other partners being unable or unwilling to initiate or continue business partnerships on favorable terms, (xii) the termination or reduction of government clean energy and electric vehicle incentives, (xiii) delays in the construction and operation of production facilities, (xiv) the amount of redemption requests made by G Squared Ascend I’s public stockholders, (xv) changes in domestic and foreign business, market, financial, political and legal conditions, and (xvi) the possibility that Transfix may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this presentation, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of G Squared Ascend I’s final prospectus filed on February 8, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, in each case, under the heading “Risk Factors,” and other documents of G Squared Ascend I filed, or to be filed, including the proxy statement/prospectus, with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in G Squared Ascend I 's periodic filings with the SEC, including G Squared Ascend I’s final prospectus for its initial public offering filed with the SEC on February 8th 2021. G Squared Ascend I’s SEC filings are available publicly on the SEC's website at www.sec.gov.